Exhibit 8(b)

FUND PARTICIPATION AGREEMENT

Prudential Retirement Insurance and Annuity Company,

Prudential Investment Portfolios, Inc.

Prudential Investment Management Services LLC

and

Prudential Investments LLC

October      2009

Fund Participation Agreement -PRIAC

Prudential Investment Portfolios, Inc.; PIMS; and

PI Dryden Asset Allocation Fund Oct. 2009

PARTICIPATION AGREEMENT

Among

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

and

PRUDENTIAL INVESTMENTS LLC

THIS AGREEMENT, made and entered as of the 30th day of October, 2009, by and among PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY (the “Company”), a stock life insurance company organized under the laws of the State of Connecticut, on its own behalf and on behalf of its separate accounts (the “Accounts”); PRUDENTIAL INVESTMENT PORTFOLIOS, INC. (the “Fund”), an open-end management investment company organized under the laws of Maryland ; PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (the “Underwriter”), a Delaware limited liability company and PRUDENTIAL INVESTMENTS LLC (the “Adviser”), a New York limited liability company.

WHEREAS, the Fund engages in business as an open-end management investment company and is available for direct investment by the general public and may also act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies (“Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a Series and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Underwriter is registered as a broker-dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and is party to this Agreement in its capacity as Principal Underwriter of the Fund; and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “1940 Act”) and

WHEREAS, the Company has issued and plans to continue to issue certain variable annuity contracts supported wholly or partially by the Accounts (the “Contracts”); and such Contracts are listed in Schedule A attached hereto and incorporated herein by reference, as such schedule may be amended from time to time by mutual written agreement of the parties; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to continue to purchase shares in the Series listed on Schedule B attached hereto and incorporated herein by reference, as such schedule may be amended from time to time by mutual written agreement of the parties (the “Portfolios”), on behalf of the Accounts to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the “Unaffiliated Funds”) on behalf of the Accounts to fund the Contracts.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree as follows:

ARTICLE I.    Sale of Fund Shares

1.1.    The Underwriter agrees to sell to the Company those shares of the Portfolios which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this Section 1.1. the Company shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Portfolio calculates its net asset value pursuant to the rules of the SEC as described in the then-current Registration Statement of the Fund on Form N-1A. “Valuation Time” shall mean the time as of which the Fund calculates net asset value for the shares of the Portfolios on the relevant Business Day.

1.2.    The Fund agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Fund calculates its Portfolios' net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Fund and/or Underwriter may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund acting in good faith, necessary or appropriate in the best interests of the shareholders of such Portfolio. All orders accepted by the Company shall be subject to the terms of the then current prospectus of the Fund. The Company shall use its best efforts, and shall reasonably cooperate with, the Fund to enforce stated prospectus policies regarding transactions in Portfolio shares. The Company acknowledges that orders for Portfolio shares accepted by it in violation of the stated policies of the Fund as set forth in the Fund’s prospectus may be subsequently revoked or cancelled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company or the Contract owner as a result of such cancellation. In addition, the Company acknowledges that the Fund has the right to refuse any purchase order if the Fund determines, in its sole discretion, that: (i) a Portfolio would be unable to invest the money effectively in accordance with its investment policies, (ii) a Portfolio would otherwise be adversely affected due to the size of the transaction, frequency of trading, or other factors, (iii) the completion of such purchase order would conflict with any of the Fund’s then-current policies and procedures or any disclosure set forth in the Fund’s registration statement; or (iv) the completion of the purchase order would violate any law, rule, regulation or court order.

1.3.    The Fund and the Underwriter will not sell shares of the Portfolios to any other Participating Insurance Company separate account unless an agreement containing provisions the substance of which are the same as Sections 2.1. 2.2 (except with respect to designation of applicable law), 3.5, 3.6, and 3.7 of this Agreement is in effect to govern such sales.

1.4.    The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.

1.5.    The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to the general public as well as to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies.

1.6.    The Company shall pay for Fund shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase Fund shares is received in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

1.7.    The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 3:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

1.8.    Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from the Fund will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account.

1.9.    The Fund shall furnish same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company of any income, dividends or capital gain distributions payable on a Portfolio’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall either notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions or provide the Company with an internet-based or other method to obtain such information.

1.10.    The Fund shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make the net asset value per share for each Portfolio available by 7:00 p.m. Eastern time. In the event of an error in the computation of a Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), the Adviser or the Fund shall notify the Company as soon as reasonably possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for reasonable and customary costs of making adjustments to correct Contract owner accounts. If an adjustment is necessary to correct a material error which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract owners will be adjusted and the amount of any underpayments shall be credited by the Adviser to the Company for crediting of such amounts to the applicable sub-accounts of such Contract owners. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract owners. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts. A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement. The standards set forth in this Section 1.10 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

ARTICLE II.    Representations and Warranties

2.1.    The Company represents and warrants that: (a) the securities deemed to be issued by the Accounts under the Contracts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements; (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

2.2.    The Company represents and warrants that: (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Connecticut law; and (c) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

2.3.    The Fund represents and warrants that: (a) the Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act; (b) the Fund shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable federal securities laws, including without limitation, the 1933 Act, the 1934 Act, and the 1940 Act; (c) the Fund is and shall remain a registered investment company under the 1940 Act; and (d) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.4.    The parties acknowledge that the Fund reserves the right to adopt one or more plans pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

2.5.    The Fund represents and warrants that it shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

2.6.    The Fund represents and warrants that it is lawfully organized and validly existing under the laws of Maryland and that it does and will comply in all material respects with the 1940 Act.

2.7.    The Underwriter represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Portfolio shares in accordance with the 1933 Act, the 1934 Act and the 1940 Act.

2.8.    The Adviser represents and warrants that it is and shall remain duly registered as an investment adviser under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.9.    The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10.    The Fund and the Adviser represent and warrant that they will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts.

2.11.    The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations, and requirements. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

2.12.    The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, Regulation S-P.

2.13.    The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) designed to ensure that any and all orders relating to the purchase, sale or exchange of Fund shares communicated to the Fund are treated in accordance with Article I of this Agreement as having been received on a Business Day have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract owners but not rescinded by the Valuation Time were communicated to the Fund or its agent as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation

Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Fund shares received from Contract owners but not rescinded by the Valuation Time. The Company agrees to provide the Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Late Trading Procedures.

2.14.    The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Market Timing Procedures”) designed to minimize any adverse impact on other Fund investors due to excessive trading. The Company agrees to provide the Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Market Timing Procedures. The parties agree to cooperate in light of any conflict between the Market Timing Procedures and actions taken or policies adopted by the Fund designed to minimize any adverse impact on other Fund investors due to excessive trading.

2.15.    The Fund and the Adviser make no representation as to whether any aspect of the Fund’s operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

2.16.    To the extent required by Rule 22c-2 under the 1940 Act or other applicable law. the Company agrees (a) to provide, within ten (10) business days of a request by the Fund, the taxpayer identification number of all Contract owners that purchased, redeemed, transferred, or exchanged indirect investments in the Portfolios, and the amount and dates of such Contract owner purchases, redemptions, transfers and exchanges; and (b) to execute any instructions from the Fund to restrict or prohibit further purchases or exchanges of indirect investments in the Fund by a Contract owner who has been identified by the Fund as having engaged in transactions in Fund shares (directly or indirectly) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of Fund shares.

ARTICLE III. Fund Documents, Voting and Administrative Services

3.1.    The Underwriter, Fund and/or the Adviser shall provide to the Company an electronic copy of any updated version of the Fund’s prospectus and any supplement thereto. The Company shall be responsible for printing and delivering copies of the Fund’s current prospectus, including any supplements, to all Contract owners. The cost of printing and delivering such copies to current Contract owners shall be borne by the Fund. The cost of printing and delivering such copies to prospective Contract owners shall be borne by the Company.

3.2.    The Underwriter, Fund and/or the Adviser shall provide to the Company an electronic copy of any updated Statement of Additional Information (“SAI”) for the Fund and any supplement thereto. The Company shall be responsible, at the expense of either the Fund, the Adviser or the Underwriter, for printing and delivering a copy of the Fund’s SAI to any current Contract owner that requests a copy of the Fund’s SAI.

3.3.    The Fund and/or the Adviser shall provide the Company with an electronic copy of all Fund proxy material. Fund information statements and Fund shareholder reports. The Company shall be responsible, at the expense of either the Fund, the Adviser or the Underwriter, for printing and delivering to all Contract owners electronic copy of all Fund proxy material. Fund information statements and Fund shareholder reports. If, however, printing and distribution of Fund proxy material to Contract owners is required by the Company rather than as a matter of law, Company shall pay the expenses of printing and delivering such Fund proxy materials to Contract owners.

3.4.    It is understood and agreed that, except with respect to information regarding the Company provided in writing by the Company to the Fund, the Adviser or the Underwriter, the Company shall not be responsible for the content of the prospectus or SAI for the Fund. It is also understood and agreed that, except with respect to information regarding the Fund, the Adviser, the Underwriter or the Portfolios provided in writing by the Fund, the Adviser or the Underwriter, neither the Fund, r the Adviser or the Underwriter are responsible for the content of the prospectus or SAI for the Contracts.

3.5.    If and to the extent required by law the Company shall:

(a)    solicit voting instructions from Contract owners;

(b)    vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract owners; and

(c)    vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.

3.6.    The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the Fund and agreed to by the Company and the Fund.

3.7.    The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

3.8    The Company shall provide administrative services to the Fund and Contract owners investing indirectly in the Fund as the Company and the Fund may from time to time agree upon including but not limited to: (a) provide net purchase and redemption orders in accordance with Article I; (b) assist the Fund and the Adviser with any proxy solicitations; and (c) respond to inquiries from Contract owners regarding current investments in the Fund. The Parties to this Agreement agree that any such services rendered hereunder will be administrative services and will not be investment advisory, transfer agency, marketing or distribution services.

ARTICLE IV. Sales Material and Information

4.1.    The Company shall not give any information or make any representations or statements on behalf of or concerning the Fund, the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement, including the prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, the Underwriter or the Adviser, except with the permission of the Fund, the Underwriter or the Adviser.

4.2.    The Company shall not give any information or make any representations or statements on behalf of or concerning the Fund, the Underwriter or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement, including the prospectus or SAI, for the Fund as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, the Underwriter or the Adviser, except with the permission of the Fund, the Underwriter or the Adviser.

4.3.    The Fund, the Underwriter or the Adviser shall furnish, or shall cause to be furnished, to the Company, a copy of each piece of sales literature or other promotional material in which the Company and/or its separate account(s) is named at least five (5) Business Days prior to its use. No such material shall be used by the Fund, the Underwriter or the Adviser if the Company or its designee objects to the description of, or presentation of information relating to, the Company, its separate account(s), and/or the Contracts within three (3) Business Days after receipt of such material. The pre-review requirements set forth in the immediately preceding sentences of this Section 4.3 shall not apply to the extent the Underwriter provides marketing review services to each of the Company, the Fund, and at the Adviser and such materials have been reviewed and approved on behalf of the Fund or the Adviser by an appropriately licensed associated person of the Underwriter.

4.4.    The Fund, the Underwriter and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI, for the Contracts as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5.    The Fund or the Adviser will provide to the Company at its request at least one complete copy of all registration statements, prospectuses, SAIs. sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund within a reasonable period of time following the filing of such document(s) with the SEC or FINRA or other regulatory authorities.

4.6.    The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs. reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, within a reasonable period of time following the filing of such document(s) with the SEC, FINRA, or other regulatory authority.

4.7.    For purposes of Articles IV and V, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

4.8.    At the request of any party to this Agreement, each other party will make available to the other party’s independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

ARTICLE V. Indemnification

5.1.    Indemnification By The Company

(a) As limited by and in accordance with Sections 5.1(b) and 5.1(c) hereof, the Company agrees to indemnify and hold harmless the Fund, the Underwriter and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, the Underwriter or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 5.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)    arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser, the Underwriter or the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)    arise out of or as a result of statements or representations (other than: (a) statements or representations contained in the registration statement or prospectus of the Fund not supplied by the Company or persons under its control, or (b) sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund, the Adviser or the Underwriter by or on behalf of the Company; or

(iv)    arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)    arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, including without limitation Section 2.11 and Section 5.5 hereof.

(b)    The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it. and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. The Company shall not be liable under this indemnification provision with respect to any claim, action, suit, or proceeding settled by an Indemnified Party without the Company’s written approval.

(d)    The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

5.2.    Indemnification by the Underwriter

(a)    The Underwriter agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 5.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Adviser or the Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Underwriter or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Fund, the Underwriter or the Adviser or persons under its control) or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter; or

(iv)    arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

(v)    arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; or

as limited by and in accordance with the provisions of Sections 5.2(b) and 5.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Underwriter may have under this Agreement.

(b)    The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Underwriter has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. The Underwriter shall not be liable under this indemnification provision with respect to any claim, action, suit, or proceeding settled by an Indemnified Party without the Underwriter’s written approval.

(d)    The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

5.3.    Indemnification by the Adviser

(a)    The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section

5.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, or the Adviser or the Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Underwriter or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Fund, the Adviser or the Underwriter or persons under its control) or wrongful conduct of the Fund or the Adviser or persons under their respective control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser or the Fund; or

(iv)    arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

(v)    arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund; or

(vi)    arise out of or result from the incorrect or untimely calculation or reporting by the Fund or the Adviser of a Portfolio’s daily NAV per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 5.3(b) and 5.3(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified under this Agreement.

(b)    The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser have been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at their own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. The Adviser shall not be liable under this indemnification provision with respect to any claim, action, suit, or proceeding settled by an Indemnified Party without the Adviser’s written approval.

(d)    The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VI. Applicable Law

6.1.    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut, without regard to the Connecticut conflict of laws provisions.

6.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE VII. Termination

7.1.    This Agreement shall terminate:

(a)    at the option of any party, with or without cause, with respect to some or all Portfolios, upon six (6) months advance written notice delivered to the other parties; or

(b)    at the option of the Company, by written notice to the other parties with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)    at the option of the Company, by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such Portfolio as the underlying investment option of the Contracts issued or to be issued by the Company; or

(d)    at the option of the Fund or the Adviser, in the event that formal administrative proceedings are instituted against the Company by the FINRA, the SEC, the insurance commissioner or comparable official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund or the Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)    at the option of the Company, in the event that formal administrative proceedings are instituted against the Fund or the Adviser by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Adviser to perform its obligations under this Agreement; or

(f)    at the option of any non-defaulting party hereto, in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 8.1(a)-(e); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party; or

(g)    at any time upon written agreement of all parties to this Agreement.

7.2.    Notice Requirement

No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

(a)    in the event any termination is based upon the provisions of Section 7.1 (a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b)    in the event any termination is based upon the provisions of Section 7.1 (d), 7.1 (e) or 7.1 (f) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c)    in the event any termination is based upon the provisions of Section 7.1(b), and 7.1(c), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

7.3.    Effect of Termination

Notwithstanding any termination of this Agreement, the Fund, the Underwriter and the Adviser shall, at the option of the Company, continue to make available additional shares of the

Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

7.4.    Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VI of this Agreement to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE VIII.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Prudential Retirement and Annuity Company

Prudential Retirement Law Department

200 Wood Avenue South,

Iselin, New Jersey 08830

Attention: Chief Legal Officer

If to the Fund:

Prudential Investment Portfolios, Inc.

Gateway Center Three

100 Mulberry Street, 4th Floor

Newark, NJ 07102-4077

Attention: Secretary

If to the Underwriter:

Prudential Investment Management Services LLC

100 Mulberry Street, 14th Floor

Newark, NJ 07102

Attn: Chief Legal Officer

If to the Adviser:

Prudential Investments LLC

Gateway Center Three

100 Mulberry Street, 14th Floor

Newark, NJ 07102-4077

Attention: Chief Legal Officer

ARTICLE IX. Miscellaneous

9.1.    Except as required by law, subpoena, court order or regulatory order or request, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.

9.2.    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

9.3.    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

9.4.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

9.5.    Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

9.6.    Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

9.7.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

9.8.    This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto, provided, however, that a transaction that docs not result in a change of actual control or management of a party hereto shall not be deemed to be an assignment of this Agreement for purposes of this Section 10.8. Any assignment of this Agreement in violation of this Section 10.8 shall be void.

9.9.    The Company agrees that the obligations assumed by the Fund, the Adviser and the Underwriter pursuant to this Agreement shall be limited in any case to the Fund, the Adviser and the Underwriter and their respective assets and the Company shall not seek satisfaction of any such obligation from the shareholders of the Fund, the Adviser or the Underwriter, the Directors, Trustees, officers, employees or agents of the Fund, the Adviser or the Underwriter, or any of them.

9.10.    The Fund, the Adviser and the Underwriter agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Fund, the Adviser or the Underwriter shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

9.11.    No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund, or between the Underwriter and the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

PRUDENTIAL RETIREMENT AND ANNUITY COMPANY

By its authorized officer,

	By:	/s/ Joseph P. Saggese
		Print Name:	Joseph P. Saggese
		Print Title:	VP PRIAC.

PRUDENTIAL INVESTMENT PORTFOLIOS, INC

By its authorized officer,

	By:	/s/ Scott E. Benjamin
		Print Name:	Scott E. Benjamin
		Print Title:	Vice President

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By its authorized officer,

	By:	/s/ Scott E. Benjamin
[GRAPHIC APPEARS HERE]		Print Name:	Scott E. Benjamin
		Print Title:	Executive Vice President
PRUDENTIAL INVESTMENTS LLC

By its authorized officer,

	By:	/s/ Scott E. Benjamin
		Print Name:	Scott E. Benjamin
		Print Title:	Executive Vice President

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

PRUDENTIAL RETIREMENT AND ANNUITY COMPANY

By its authorized officer,

	By:	/s/ Joseph Saggese
		Print Name:	Joseph Saggese
		Print Title:	VP. PRIAC.

PRUDENTIAL INVESTMENT PORTFOLIOS, INC

By its authorized officer,

	By:	/s/ Scott E. Benjamin
		Print Name:	Scott E. Benjamin
		Print Title:	Vice President

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By its authorized officer,

	By:	/s/ Scott E. Benjamin
[GRAPHIC APPEARS HERE]		Print Name:	Scott E. Benjamin
		Print Title:	Executive Vice President
PRUDENTIAL INVESTMENTS LLC

By its authorized officer,

	By:	/s/ Scott E. Benjamin
		Print Name:	Scott E. Benjamin
		Print Title:	Executive Vice President

SCHEDULE A

CONTRACTS

Prudential Retirement Security Annuity III

Prudential Retirement Security Annuity IV

SCHEDULE B

DESIGNATED PORTFOLIOS

Dryden Asset Allocation Fund, a Series of Prudential Investment Portfolios, Inc.

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